Child, Van Wagoner & Bradshaw, PLLC

Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement in an amendment to Form S-1 on Form S-11  of our report dated August 16, 2011, relating to the financial statements of REO Plus, Inc.  which appears  in such Prospectus. We also consent to the reference to us under the heading   Experts.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
December 14, 2011

5296 So. Commerce Dr., Suite 300 • Salt Lake City, Utah 84107-5370
Telephone: (801) 281-4700 • Facsimile: (801) 281-4701

Members: American Institute of Certified Public Accountants • Utah Association of Certified Public Accountants